UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2008

Genesee & Wyoming Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-31456	06-0984624
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

66 Field Point Road Greenwich, Connecticut (Address of principal executive offices)		06830 (Zip code)

203-629-3722
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Stock Purchase Agreement

On August 4, 2008, Genesee & Wyoming Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Summit View, Inc., an Ohio corporation (“Summit View”), and Jerry Joe Jacobson, an individual (the “Seller”).

Pursuant to the Stock Purchase Agreement, the Company has agreed to acquire (the “Acquisition”) though a stock purchase of all of the Seller’s equity interests in Summit View, for an aggregate purchase price of $221,099,197, which includes $219,000,000 in cash plus $2,099,197 of estimated working capital as per the March 31, 2008 balance sheet of Summit View. The final purchase price is subject to adjustment to take into account Summit View’s indebtedness and working capital as of the date of the closing. Summit View through its subsidiaries operates nine short line railroads located in southern Ohio, Youngstown, Ohio and Pittsburgh, Pennsylvania known as the Ohio Central Railroad System (“OCR”). In addition, the Company has agreed to pay the Seller additional consideration in an amount expected to be approximately $25 million upon the satisfaction of certain conditions.

The Seller has made customary representations and warranties in the Stock Purchase Agreement and has agreed to customary covenants, including that the Seller generally will not engage in, or provide services to, any business owning or operating freight railroads in Ohio and surrounding states for a period of five years from the date of the closing. The Company has made customary representations and warranties and has agreed to certain limited covenants.

The representations and warranties of the Seller and the Company generally will survive for thirty months from the closing, except that certain fundamental representations will survive indefinitely, and representations relating to tax matters will survive for a period of 60 days after the applicable statute of limitations. A portion of the purchase price in the amount of $17,500,000 will be placed in an escrow account at closing for a period of thirty months in order to satisfy certain of the Seller’s indemnification obligations. The Seller’s liability for breaches of representations and warranties, except for breaches of certain fundamental representations and tax matters, is subject to a cap of $17,500,000 and a threshold of $1,000,000 that, once reached, becomes the liability of the Seller from the first dollar. The Company’s liability for breaches of representations and warranties, except for breaches of certain fundamental representations and tax matters, is subject to a cap of $5,000,000 and a threshold of $500,000 that, once reached, becomes the liability of the Company from the first dollar.

The Acquisition is subject to customary closing conditions, including each party’s representations and warranties remaining true and correct in all material respects, each party having performed in all material respect its respective covenants, and the absence of certain legal impediments. In addition, the closing is conditioned upon the receipt of an exemption or approval from the Surface Transportation Board for the Acquisition, the receipt of consent of the State of Ohio to the transfer of a railroad operating agreement, and that no events or circumstances have occurred or are likely to occur that individually or in the aggregate could have a material adverse effect on Summit View.

The Stock Purchase Agreement may be terminated by the Company or the Seller if (i) there is an order of a court of competent jurisdiction prohibiting the Acquisition, (ii) the Acquisition has not been consummated within nine months of the date of the Stock Purchase Agreement other than due to the failure of the terminating party to fulfill its obligations under the Stock Purchase Agreement and (iii) the other party has breached, and not cured within 90 days, its representations, warranties or covenants such that any applicable closing condition would not be satisfied. The Company may terminate the Stock Purchase Agreement if (a) the approval of the Surface Transportation Board has not been received and all appeals from such decision are exhausted or (b) the Company has not received the consent of the State of Ohio to the transfer of a railroad operating agreement.

Delaware law will govern the Stock Purchase Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 8, 2008, the Company entered into the Second Amended and Restated Revolving Credit and Term Loan Agreement (the “Credit Agreement”, terms used herein and not otherwise defined to be given the meanings provided therein), among (a) the Company, (b) Quebec Gatineau Railway Inc., a corporation constituted under the laws of Quebec, Canada (the “Canadian Borrower”), (c) Genesee & Wyoming Australia Pty Ltd (ACN 079 444 296), a proprietary limited company incorporated under the laws of Australia (the “Australian Borrower”), (d) Rotterdam Rail Feeding, B.V., a private limited liability company constituted under the laws of the Netherlands (the “European Borrower”, and together with the Company, the Canadian Borrower and the Australian Borrower, the “Borrowers”), (e) the U.S. Guarantors, (f) the Canadian Guarantors, (g) the European Guarantors, (h) the Australian Guarantors, (i) the Foreign Guarantors, (j) Bank of America, N.A., a national banking association and the other lending institutions listed on Schedule II to the Credit Agreement, (k) Bank of America, N.A., as administrative agent for itself and such lending institutions (acting in such capacity, the “Administrative Agent”), Domestic Swingline Lender and Issuing Lender, (l) Bank of America, N.A., acting through its Canada branch, as Canadian Swingline Lender, (m) Bank of America, N.A., acting through its London branch, as European Swingline Lender, (n) Bank of America, N.A., acting through its Australia branch, as Australian Swingline Lender, (o) Keybank National Association, as Syndication Agent and (p) Deutsche Bank AG New York Branch and RBS Citizens, National Association, as Co-Documentation Agents.

The Credit Agreement provides for total aggregate borrowings of $570,000,000, under the following senior credit facilities: (a) a five-year term loan facility including (i) a $240,000,000 Domestic Term Loan to the Company and (ii) a $30,000,000 Canadian Term Loan to the Canadian Borrower, and (b) a five-year revolving facility including (i) up to $300,000,000 Domestic Revolving Loans to the Company with sublimits of up to $100,000,000 Australian Loans to the Australian Borrower, up to $25,000,000 European Loans to the European Borrower and up to $20,000,000 Canadian Revolving Loans to the Canadian Borrower. Subject to various conditions, these sublimits can be modified by the Company once per quarter, subject to the total maximum $300,000,000 domestic commitment. The credit facilities also include (i) a $30,000,000 sublimit in respect of the Company and a $15,000,000 sublimit in respect of each of the Canadian Borrower, the Australian Borrower and the European Borrower for the issuance of letters of credit and (ii) a $15,000,000 sublimit for swingline loans with respect to each of the U.S. Revolving Loans, the Canadian Revolving Loans, the Australian Loans and the European Loans. Provided there is no Event of Default and certain other conditions are met, and without the consent of the Lenders, the Company may request an increase in the size of the senior credit facility in an amount not to exceed $100,000,000. Such increase in loans may be made with the existing Lenders and if necessary, additional Lenders, with each new Lender being subject to the approval of the Administrative Agent.

The Credit Agreement was fully and irrevocably executed and delivered by the parties thereto on August 8, 2008, but will not become effective until the Closing Date. The Company anticipates the Closing Date will be concurrent with the closing of the Ohio Central Railroad System acquisition. On the Closing Date, the rights and obligations of the parties to the Credit Agreement evidenced by the Existing Credit Agreement dated as of November 12, 2004, will be evidenced by the Credit Agreement and the other Loan Documents. In addition, the Existing Letters of Credit issued by the Issuing Lender under the Existing Credit Agreement for the account of the U.S. Borrower or any of its Restricted Subsidiaries prior to the Closing Date will be converted into Letters of Credit under the Credit Agreement. Once the Credit Agreement becomes effective, the proceeds thereof can be used for general corporate purposes, working capital, to refinance existing indebtedness, as well as capital expenditures, acquisitions and investments permitted under the Credit Agreement. The Loans will mature on the fifth anniversary of the Closing Date.

The senior credit facilities are guaranteed by all existing and future direct and indirect domestic Restricted Subsidiaries of the Company. Any foreign sub-facilities made available to a foreign Borrower shall be guaranteed by all foreign Restricted Subsidiaries, to the extent permitted by law and so long as there is no adverse tax impact to the Company and its Subsidiaries, and by the Company.

The Credit Agreement contains customary representations and warranties, events of default and covenants, including, among other things, covenants that restrict the ability of the Company and certain of its subsidiaries to incur certain additional indebtedness, create or permit liens on assets, and engage in mergers or consolidations. The Credit Agreement also contains financial covenants restricting the Company’s Funded Debt to EBITDAR Ratio, the Company’s Consolidated EBITDA to Consolidated Total Interest Expense ratio, and the Company’s capital expenditures.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto, which agreement is incorporated herein by reference.

Item 8.01	Other Events

On August 4, 2008, the Company issued a press release announcing the acquisition of the OCR. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of August 8, 2008.

99.1	Press Release, dated August 4, 2008, announcing the acquisition of the OCR.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance that involve risks and uncertainties that could cause actual results to differ materially from its current expectations including, but not limited to, the consummation of the proposed acquisition transaction or its expected benefits; our ability to enter into an amended senior credit facility, economic, political and industry conditions; customer demand, retention and contract continuation; legislative and regulatory developments; increased competition in relevant markets; funding needs and financing sources; susceptibility to various legal claims and lawsuits; strikes or work stoppages; severe weather conditions and other natural occurrences; and others. Words such as “anticipates,” “intends,” “plans,” “believes,” “seeks,” “expects,” “estimates,” variations of these words and similar expressions are intended to identify these forward-looking statements. GWI refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as GWI’s Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release. GWI disclaims any intention to update the current expectations or forward-looking statements contained in this press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2008

Genesee & Wyoming Inc.

By:	/s/ Allison M. Fergus
Name: Allison M. Fergus Title: General Counsel and Secretary

EXHIBITS

Exhibit No.	Description

10.1	Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of August 8, 2008.

99.1	Press Release, dated August 4, 2008, announcing the acquisition of the OCR.